                                                                              [Filed Pursuant to Rule 433]
Term Sheet

RALI Series 2007-QS7 Trust
Mortgage Pass-Through Certificates,
Series 2007-QS7

Residential Accredit Loans, Inc.
Depositor

Residential Funding Company, LLC
Sponsor and Master Servicer

Deutsche Bank Trust Company Americas
Trustee

Deutsche Bank Securities, Inc.
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND
EXCHANGE  COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,
YOU SHOULD READ THE BASE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS
FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET
THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (212) 250-7730.

This term  sheet is not  required  to,  and does not,  contain  all  information  that is  required  to be included in the prospectus and the prospectus  supplement for the offered  certificates.  The  information in this term sheet is preliminary and is subject to completion or change.

The  information in this term sheet,  if conveyed prior to the time of your  commitment to purchase any of the offered  certificates,  supersedes  information  contained in any prior  similar term sheet,  the term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet and the related  term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

May 31, 2007

      Important notice about information presented in any final term sheet for any class of offered certificates, the term sheet supplement and the related base prospectus with respect to the offered certificates

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide progressively more detail:

         o        the related base prospectus,  dated April 9, 2007,  which provides general  information, some of which may not apply to the offered certificates;

         o        the term sheet  supplement,  dated April 11, 2007,  which provides  general  information about series of  certificates  issued  pursuant to the  depositor's QS program,  some of which may not apply to the offered certificates; and

         o        this  term  sheet,   which  describes  terms   applicable  to  the  classes  of  offered
                  certificates   described  herein  and  provides  a  description  of  certain  collateral stipulations  regarding  the  mortgage  loans and the  parties to the  transaction,  and provides other information related to the offered certificates.

This term sheet  provides a very general  overview of certain terms of the offered  certificates  and does not contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-140610.

If the  description  of the offered  certificates  in this term sheet differs from the  description of the senior  certificates in the related base prospectus or the term sheet  supplement,  you should rely on the description  in this term  sheet.  Capitalized  terms used but not defined  herein  shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The  information  in this term sheet,  if conveyed  prior to the time of your  contractual  commitment  to purchase any of the offered  certificates,  supersedes  any  information  contained  in any prior  similar materials  relating  to such  certificates.  The  information  in this term sheet is  preliminary,  and is subject to  completion  or change.  This term sheet is being  delivered  to you solely to provide you with information  about the  offering  of the  certificates  referred  to in this term  sheet and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase made by you will not be  accepted  and  will  not  constitute  a  contractual  commitment  by you  to  purchase  any of the certificates, until we have accepted your offer to purchase certificates.

The  certificates  referred  to in these  materials  are being sold when,  as and if issued.  The  issuing entity  is not  obligated  to issue  such  certificates  or any  similar  security  and the  underwriter's obligation  to  deliver  such  certificates  is subject to the terms and  conditions  of the  underwriting agreement  with the issuing entity and the  availability  of such  certificates  when, as and if issued by the issuing entity. You are advised that the terms of the offered  certificates,  and the  characteristics of the mortgage  loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage  loans that  comprise the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the pool,  and that one or more classes of certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised  that  certificates  may not be issued  that have the  characteristics described  in  these  materials.  The  underwriter's  obligation  to  sell  such  certificates  to  you is conditioned  on the  mortgage  loans  and  certificates  having  the  characteristics  described  in these materials.  If for any reason the issuing  entity  does not deliver  such  certificates,  the  underwriter will notify you, and neither the issuing  entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  certificates  which you have  committed  to  purchase,  and none of the issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

Neither the issuing entity of the certificates or any of its affiliates  prepared,  provided,  approved or verified any  statistical or numerical  information  presented  herein,  although that  information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the offered  certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the offered  certificates  listed in the section  entitled  "Risk Factors" in the term sheet supplement.

_________________________________________________________________________________________________________________
                    Pass-Through   Initial Certificate        Initial
      Class             Rate      Principal Balance(1)   Rating (F/M/S)(2)             Designations
_________________________________________________________________________________________________________________
                                             Offered Certificates
_________________________________________________________________________________________________________________
      I-A-1            6.00%          $221,377,000          AAA/Aaa/AAA            Senior/PAC/Fixed Rate
_________________________________________________________________________________________________________________
      I-A-2            6.00%           $64,063,000          AAA/Aaa/AAA     Senior/Super Senior/PAC/Fixed Rate
_________________________________________________________________________________________________________________
      I-A-3            6.00%           $16,251,000          AAA/Aaa/AAA     Senior/Accrual/Companion/Fixed Rate
_________________________________________________________________________________________________________________
      I-A-4            6.00%           $43,289,000          AAA/Aaa/AAA      Senior/Super Senior/Lockout/Fixed
                                                                                           Rate
_________________________________________________________________________________________________________________
      I-A-5         Floating(3)        $94,797,000          AAA/Aaa/AAA        Senior/TAC/Companion/Floater/
                                                                            Accretion Directed/Adjustable Rate
_________________________________________________________________________________________________________________
      I-A-6         Floating(4)        Notional(4)          AAA/Aaa/AAA        Senior/Interest Only/Inverse
                                                                                  Floater/Adjustable Rate
_________________________________________________________________________________________________________________
      I-A-7         Floating(5)        $50,000,000          AAA/Aaa/AAA        Senior/TAC/Floater/Accretion
                                                                            Directed/Companion/Adjustable Rate
_________________________________________________________________________________________________________________
      I-A-8         Floating(6)        Notional(6)          AAA/Aaa/AAA        Senior/ Interest Only/Inverse
                                                                                  Floater/Adjustable Rate
_________________________________________________________________________________________________________________
      I-A-9            6.00%           $6,711,000           AAA/Aa1/AAA     Senior/Senior Support/Lockout/Fixed
_________________________________________________________________________________________________________________
      II-A-1           6.75%          $238,127,000          AAA/Aaa/AAA       Senior/Super Senior/Fixed Rate
_________________________________________________________________________________________________________________
      II-A-2           6.75%           $15,876,000          AAA/NA/AAA       Senior/Senior Support/Fixed Rate
_________________________________________________________________________________________________________________
      I-A-P                             $855,431            AAA/Aaa/AAA            Senior/Principal Only
_________________________________________________________________________________________________________________
      I-A-V                                $0               AAA/Aaa/AAA     Senior/Interest Only/Variable Rate
_________________________________________________________________________________________________________________
      II-A-P                           $1,738,327           AAA/Aaa/AAA            Senior/Principal Only
_________________________________________________________________________________________________________________
      II-A-V                               $0               AAA/Aaa/AAA     Senior/Interest Only/Variable Rate
_________________________________________________________________________________________________________________
Total Class A Certificates:           $753,084,758
_________________________________________________________________________________________________________________
Class R Senior Certificates:
_________________________________________________________________________________________________________________
       R-I                                $100              AAA/Aaa/AAA         Senior/Residual/Fixed Rate
_________________________________________________________________________________________________________________
       R-II                               $100              AAA/Aaa/AAA         Senior/Residual/Fixed Rate
_________________________________________________________________________________________________________________
      R-III                               $100              AAA/Aaa/AAA         Senior/Residual/Fixed Rate
_________________________________________________________________________________________________________________

Total Senior Certificates:            $753,085,058
_________________________________________________________________________________________________________________
Class M Certificates:
_________________________________________________________________________________________________________________
       M-1                             $24,903,300           AA/NA/NA             Mezzanine/Variable Rate
_________________________________________________________________________________________________________________
       M-2                             $8,434,600             A/NA/NA            Mezzanine/ Variable Rate
_________________________________________________________________________________________________________________
       M-3                             $6,426,300            BBB/NA/NA           Mezzanine/ Variable Rate
_________________________________________________________________________________________________________________
Total Class M Certificates             $39,764,200
_________________________________________________________________________________________________________________
Total Offered Certificates:           $792,849,258
_________________________________________________________________________________________________________________
                                        Non-Offered Certificates Hereby
_________________________________________________________________________________________________________________
Class P Certificates:
_________________________________________________________________________________________________________________
        P                                 $100              AAA/Aaa/AAA          Senior/Prepayment Charge
_________________________________________________________________________________________________________________
Class B Certificates:
_________________________________________________________________________________________________________________
       B-1                             $4,016,500            BB/NA/NA           Subordinate/ Variable Rate
_________________________________________________________________________________________________________________
       B-2                             $3,213,100             B/NA/NA           Subordinate/ Variable Rate
_________________________________________________________________________________________________________________
       B-3                             $3,213,247            NA/NA/NA           Subordinate/ Variable Rate
_________________________________________________________________________________________________________________
Total Class B Certificates             $10,442,847
_________________________________________________________________________________________________________________
Total Offered and Non-offered         $803,292,205
Certificates:
_________________________________________________________________________________________________________________
(1)  The initial  Certificate  Principal Balances presented in this term sheet are approximate and subject to a +/- 10% variance.
(2)  At least 2 out of 3 agencies will rate the senior  certificates  and at least 1 out of the 3 agencies will rate the subordinate certificates.
(3)  The Class I-A-5  Certificates  will bear  interest at a floating  rate based on One-Month  LIBOR plus
     0.40% subject to a maximum rate of 6.00% per annum and a minimum rate of 0.40% per annum.
(4)  The  Class  I-A-6  Certificates  will be  interest-only  certificates  and will  bear  interest  on a notional  balance  which  will be equal to the  Certificate  Principal  Balance  of the  Class  I-A-5
     Certificates.  The Pass-Through  Rate for the Class I-A-6  Certificates will be a rate equal to 5.60%
     minus  One-Month  LIBOR  subject to a maximum rate of 5.60% per annum and a minimum rate of 0.00% per annum.
(5)  The Class I-A-7  Certificates  will bear  interest at a floating  rate based on One-Month  LIBOR plus
     0.55% subject to a maximum rate of 6.00% per annum and a minimum rate of 0.55% per annum.
(6)  The  Class  I-A-8  Certificates  will be  interest-only  certificates  and will  bear  interest  on a notional  balance  which  will be equal to the  Certificate  Principal  Balance  of the  Class  I-A-7
     Certificates.  The Pass-Through  Rate for the Class I-A-8  Certificates will be a rate equal to 5.45%
     minus  One-Month  LIBOR  subject to a maximum rate of 5.45% per annum and a minimum rate of 0.00% per annum.
(7)  The Class A-V Certificates  and Class A-P Certificates  represent  aggregate  structuring  bonds that may be  divided  to form one or more  additional  classes  of  senior  certificates  and which may be related to specific loan groups.
(8)  The  methodology  for  determining  the  variable  rate and the  notional  amount  of the  Class  A-V
     Certificates is more fully described below.
(9)  The initial  Certificate  Principal  Balance of the Class A-P Certificates  will equal the sum of the related discount  fraction of the stated principal  balance of each discount mortgage loan, as of the
     Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.
(10) The offered certificates will include one or more classes of Class R Certificates.
(11) The Class M Certificates and Class B Certificates  represent aggregate  structuring bonds that may be divided to form one or more additional  classes of certificates.  The initial  Certificate  Principal
     Balances of the Class M  Certificates  and Class B  Certificates  will be  determined  based upon the final pool as of the Cut-off  Date and  additional  rating  agency  analysis.  The  weighted  average pass-through  rate on the Class M  Certificates  and Class B  Certificates  will  equal the  weighted average of 6.00% and 6.75% per annum  weighted  on the basis of the result  obtained  by  subtracting the aggregate  certificate  principal  balance of the related senior  certificates from the aggregate stated  principal  balance of the mortgage loans in the related loan group.  Any particular  class of
     Class M Certificates or Class B Certificates  may have a higher or lower  pass-through  rate and such pass-through rate will be fixed.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

_________________________________________________________________________________________________________________
STIPULATED MORTGAGE POOL CHARACTERISTICS
_________________________________________________________________________________________________________________
                                                                              Loan Group I    Loan Group II
_________________________________________________________________________________________________________________
Mortgage Loan Type:                                                         30-Year-Conventio30-Year-Conventional
                                                                               Fixed Rate       Fixed Rate
_________________________________________________________________________________________________________________
Aggregate Stated Principal Balance, excluding PO bond,  (+/- 10%):              Approx.          Approx.
                                                                              $530,000,000     $270,000,000
_________________________________________________________________________________________________________________
Gross Weighted Average Coupon (+/- 0.10):                                        6.66%            7.50%
_________________________________________________________________________________________________________________
Weighted Average Pass-Thru Rate:                                                 6.00%            6.75%
_________________________________________________________________________________________________________________
Weighted Average Original Maturity (+/- 2 Month):                              357 months       357 months
_________________________________________________________________________________________________________________
Weighted Average Loan-to-Value Ratio (+/- 5):                                     72%              79%
_________________________________________________________________________________________________________________
California Concentration Maximum:                                                 45%              45%
_________________________________________________________________________________________________________________
Full/Alt documentation (+/- 10):                                                  38%              38%
_________________________________________________________________________________________________________________
Limited documentation  (+/- 10):                                                  62%              62%
_________________________________________________________________________________________________________________
Rate/term refinance (+/- 15):                                                     30%              22%
_________________________________________________________________________________________________________________
Cash out refinance (+/- 15):                                                      38%              30%
_________________________________________________________________________________________________________________
Single Family Detached Maximum:                                                   85%              85%
_________________________________________________________________________________________________________________
Condo/Coop (+/- 10):                                                               8%               8%
_________________________________________________________________________________________________________________
Second/Vacation Home (+/- 10):                                                     5%               5%
_________________________________________________________________________________________________________________
Investor property (+/- 10):                                                       13%              25%
_________________________________________________________________________________________________________________
Weighted Average FICO (+/- 5):                                                    704              695
_________________________________________________________________________________________________________________
Interest Only Mortgage Loans Maximum:                                             50%              50%
_________________________________________________________________________________________________________________
Average Mortgage Loan Balance Maximum:                                          $285,000         $225,000
_________________________________________________________________________________________________________________
Conforming Balance Minimum:                                                       65%              65%
_________________________________________________________________________________________________________________
Prepayment Penalties Maximum:                                                     15%              15%
_________________________________________________________________________________________________________________
Maximum Uninsured Mortgage Loans w/LTV ratio in excess of 80%:                     1%               1%
_________________________________________________________________________________________________________________

The percentages  set forth in the tables above,  other than any weighted  averages,  are percentages of the aggregate  principal  balance of the actual  mortgage  loans to be  included  in the  mortgage  pool on the
Closing  Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the
Cut-off  Date.  Any weighted  average is weighted  based on the  principal  balance of the actual  mortgage loans to be included in the mortgage  pool on the Closing Date,  as of the Cut-off  Date,  after  deducting payments of principal due during the month of the Cut-off Date.

A  percentage  expressed in  parenthesis  for a category in the tables above  reflects the  percentage  by which the number  set forth for such  category  may vary in the  actual  mortgage  loans  included  in the mortgage pool on the Closing Date. For example the Aggregate  Stated Principal  Balance,  excluding the PO
Bond,  of the mortgage  loans  included in the mortgage  pool on the Closing Date, as of the Cut-off Date, after deducting  payments of principal due during the month of the Cut-off Date,  could be lower or higher than the amount specified by as much as 10%.

A number  expressed  in  parenthesis  for a category in the tables  above  reflects the amount by which the number or percentage  set forth for such  category may vary in the actual  mortgage  loans  included in the mortgage pool on the Closing Date.  For example,  the Full/Alt  Documentation  percentage  for the mortgage pool could vary from 15% to 35% of the aggregate  stated  principal  balance of the actual  mortgage  loans included in the mortgage  pool on the Closing Date, as of the Cut-off  Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

Underwriter:                        Deutsche Bank Securities,  Inc. will purchase the Class A Certificates
                                    (other than the Class A-V and Class A-P  Certificates) and the Class R
                                    Certificates  (other than a de minimis portion thereof) on the closing date,  subject to the  satisfaction of the conditions set forth in the underwriting agreement.

Cut-off Date:                       May 1, 2007.

Closing Date:                       On or about May 30, 2007.

Distribution Date:                  25th of each  month,  or the  next  business  day if such day is not a business day, commencing June 25, 2007.

Assumed Final
Distribution Dates:                 With  respect to the Class  I-A-1,  Class  I-A-2,  Class  IA-3,  Class
                                    I-A-4,  Class I-A-5,  Class I-A-6,  Class  I-A-7,  Class I-A-8,  Class
                                    I-A-9,  Class I-A-P,  Class I-A-V and Class R-I Certificates,  May 25,
                                    2037.  With respect to the Class II-A-1,  Class  II-A-2,  Class II-AP,
                                    Class II-A-V,  Class R-II, Class R-III, Class M-1, Class M-2 and Class
                                    M-3 Certificates,  June 25, 2037. The actual final  distribution dates could be substantially earlier.

Form of certificates:               Book-entry: Class A, Class A-P and Class A-V Certificates.
                                    Physical:  Class R Certificates.

Prepayment Assumption:              100%  prepayment  assumption  assumes a constant  prepayment  rate, or
                                    CPR, of 8.0% per annum of the then  outstanding  principal  balance of the  mortgage  loans in the  first  month of the life of the  mortgage loans and  approximately  an  additional  1.454545%  per annum in each month  thereafter  until the twelfth  month.  Beginning in the twelfth month and in each month  thereafter  during  the life of the  mortgage loans,  a 100%  prepayment  assumption  assumes a constant  prepayment rate of 24.0% per annum each month.

Minimum Denominations:              Class A  Certificates,  other than the Class I-A-2  Certificates,  any class of Interest Only  Certificates,  and Class A-P Certificates,  in
                                    minimum  denominations  representing an original  principal  amount of
                                    $25,000 and integral  multiples of $1 in excess  thereof.  Class I-A-2
                                    Certificates  in  minimum   denominations   representing  an  original
                                    principal  amount of $1,000  and  integral  multiples  of $1 in excess thereof.  Class A-V and any other class of Interest Only Certificates:
                                    $2,000,000  notional  amount.  Class R  Certificates:  20%  percentage interests.

Senior Certificates:                The Class I-A-1,  Class I-A-2,  Class I-A-3, Class I-A-4, Class I-A-5,
                                    Class  I-A-6,  Class I-A-7,  Class I-A-8,  and Class I-A-9 (the "Class
                                    I-A  Certificates"),  Class II-A-1 and Class II-A-2  Certificates  (or
                                    the  "Class  II-A  Certificates,"  and  together  with the  Class  I-A
                                    Certificates,  the "Class A  Certificates"),  Class A-P, Class A-V and
                                    Class R Certificates.

Subordinate Certificates:           Class  M  Certificates  and  Class  B  Certificates.  The  Subordinate
                                    Certificates   will   provide   credit   enhancement   to  the  Senior
                                    Certificates.

ERISA:                              Subject to the considerations  contained in the term sheet supplement, the Class A Certificates  and the Class M Certificates may be eligible for purchase by persons  investing assets of employee benefit plans or
                                    individual   retirement   accounts  assets.   Sales  of  the  Class  R
                                    Certificates  to such plans or  retirement  accounts  are  prohibited, except  as  permitted  in  "ERISA  Considerations"  in the term  sheet supplement.

                                    See "ERISA  Considerations"  in the term sheet  supplement  and in the related base prospectus.

SMMEA:                              When  issued the  offered  certificates  rated in at least the  second highest rating category by one of the rating agencies will be mortgage related  securities"  for  purposes of the Secondary  Mortgage  Market
                                    Enhancement Act  of  1984, or  SMMEA,  and the  remaining  classes  of certificates will not be "mortgage related securities" for purposes of
                                    SMMEA.

                                    See  "Legal  Investment"  in the  term  sheet  supplement  and  "Legal
                                    Investment Matters" in the related base prospectus.

Tax Status:                         For federal  income tax purposes,  the  depositor  will elect to treat the portion of the trust  consisting of the related mortgage loans and certain other  segregated  assets as one or more real estate  mortgage investment conduits.  The offered  certificates,  other than the Class
                                    R  Certificates,  will represent  ownership of regular  interests in a real estate mortgage  investment conduit and generally will be treated as  representing  ownership of debt for federal  income tax  purposes.
                                    You will be required to include in income all  interest  and  original issue  discount,  if any, on such  certificates in accordance with the accrual  method of  accounting  regardless  of your  usual  methods of
                                    accounting.   For   federal   income   tax   purposes,   the  Class  R
                                    Certificates  for any series will  represent  residual  interests in a real estate mortgage investment conduit.

                                    For further information  regarding the federal income tax consequences
                                    of  investing  in  the  offered   certificates,   including  important
                                    information  regarding the tax treatment of the Class R  Certificates, see  "Material  Federal  Income  Tax  Consequences"  in the term sheet supplement and in the related base prospectus.

Credit Enhancement

Credit  enhancement for the Senior  Certificates  will be provided by the subordination of the Class M and
Class B Certificates,  as and to the extent described in the term sheet  supplement.  Most realized losses on the mortgage loans will be allocated to the Class B  Certificates,  beginning with the class of Class B
Certificates  with the lowest  payment  priority,  and then the Class M  Certificates,  beginning with the class of Class M  Certificates  with the  lowest  payment  priority,  in each case  until the  certificate principal  balance of that class of  certificates  has been reduced to zero.  When losses are allocated to a class of  certificates,  the certificate  principal  balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate  principal balance of the Subordinate  Certificates has been reduced to zero, losses on the mortgage loans will be allocated  among the related Senior  Certificates  in accordance with their respective  remaining  certificate  principal  balances or accrued interest,  subject to the special rules described in any final term sheet for a class of certificates.

Not all losses will be allocated in the priority  described  above.  Losses due to natural  disasters such as floods and  earthquakes,  fraud in the  origination  of a mortgage  loan, or some losses related to the bankruptcy  of a  mortgagor  will  be  allocated  as  described  in the  preceding  paragraphs  only up to specified  amounts.  Losses of these  types on  mortgage  loans in excess  of the  specified  amounts  and losses due to other extraordinary events will be allocated  proportionately  among all outstanding classes of certificates  except as stated in the term sheet supplement.  Therefore,  the Subordinate  Certificates do not act as credit enhancement for the Senior Certificates for these losses.

See "Description of the Certificates—Allocation of Losses; Subordination" in the term sheet supplement.

Advances

For any month,  if the Master  Servicer does not receive the full  scheduled  payment on a mortgage  loan, the Master  Servicer will advance  funds to cover the amount of the  scheduled  payment that was not made.
However,  the  Master  Servicer  will  advance  funds  only if it  determines  that  the  advance  will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates—Advances" in the term sheet supplement.

Optional Termination

On any distribution  date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related  determination  date is less than 10% of their aggregate stated principal balance as of the cut-off date, the master servicer may, but will not be required to:

         o        purchase  from  the  trust  all  of the  remaining  mortgage  loans,  causing  an  early retirement of the certificates; or

         o        purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding  certificate  principal balance of the certificates in full with accrued interest,  as and to the extent  described in the term sheet  supplement.  However,  any optional  purchase of the remaining mortgage loans may result in a shortfall to the holders of the most  subordinate  classes of  certificates outstanding,  if the trust then holds  properties  acquired from  foreclosing  upon  defaulted  loans.  In either  case,  there  will  be no  reimbursement  of  losses  or  interest  shortfalls  allocated  to  the certificates.

See  "Pooling  and  Servicing  Agreement—Termination"  in the term sheet  supplement  and "The Pooling and
Servicing Agreement—Termination; Retirement of Certificates" in the related base prospectus.

Priority of Distributions Among Certificates

General  principles  underlying  priority of  distributions  among the offered  certificates are set forth under  "Description  of  the  Certificates—Glossary  of  Terms,"  "—Interest  Distributions,"  "—Principal
Distributions  on  the  Senior  Principal  Certificates,"   "—Principal   Distributions  on  the  Class  M
Certificates" and, if applicable,  "—Principal  Distributions on Certain Classes of Insured  Certificates"
in the term sheet supplement.

Interest Distributions
Holders of each class of Senior Certificates other than the Principal Only Certificates and Class P
Certificates will be entitled to receive interest distributions in an amount equal to the Accrued
Certificate Interest on that class on each distribution date, to the extent of the related Available
Distribution Amount for that distribution date, other than the Accrual Distribution Amount for that distribution date, in the case of loan group I, commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions, other than the Accrual Certificates, and commencing on the Accretion Termination Date in the case of the Accrual Certificates. Holders of the
Class I-A-5 Certificates and Class I-A-7 Certificates will also be entitled to receive payments, if any, made pursuant to the related yield maintenance agreement as described in this prospectus supplement.

Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the related Available Distribution Amounts for that distribution date after distributions of interest and principal to the Senior Certificates, reimbursements for some Advances to the master servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

The Principal Only Certificates and Class P Certificates are not entitled to distributions of interest.

Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

However, with respect to any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made on a mortgage loan in a loan group during the preceding calendar month that are being distributed to the  elated certificate holders on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the aggregate Stated Principal
Balance of the mortgage loans in the related loan group immediately preceding that distribution date and
(b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to the mortgage loans in the related loan group and that distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing
Agreement—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

If on any distribution date the Available Distribution Amount with respect to a loan group is less than the Accrued Certificate Interest on the Senior Certificates payable from that loan group, the shortfall will be allocated among the holders of the related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest payable from that loan group for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination,  specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate
Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds for the related loan group after interest distributions as described in this prospectus supplement. However, any interest shortfalls resulting from the failure of the yield maintenance agreements provider to make payments pursuant to the yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

These interest shortfalls could occur, for example, if delinquencies on the mortgage loans in a loan group were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to
Prepayment Interest Shortfalls.

The pass-through rates on all classes of offered certificates, other than the Adjustable Rate, Variable
Strip, Principal Only and Class M Certificates, are fixed and are listed on page S-8 and S-9 of this prospectus supplement.

The pass-through rate on the Class M Certificates and Class B Certificates is equal to the weighted average of 6.00% and 6.75% per annum with respect to loan group I and loan group II, respectively, weighted on the basis of the related Subordinate Percentage. The initial pass-through rate on the Class
M Certificates and Class B Certificates is equal to approximately 6.25470% per annum.

The pass-through rates on the Adjustable Rate Certificates are calculated as follows:
         (1)  The pass-through rate on the Class I-A-5 Certificates with respect to the initial Interest
              Accrual Period is 5.72% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.40%, with a maximum rate equal to the Available
              Funds Cap and a minimum rate of 0.40% per annum.
         (2)  The pass-through rate on the Class I-A-6 Certificates with respect to the initial Interest
              Accrual Period is 0.28% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 5.60% minus LIBOR, with a maximum rate of 5.60% per annum and a minimum rate of 0.00% per annum.
         (3)  The pass-through rate on the Class I-A-7 Certificates with respect to the initial Interest
              Accrual Period is 5.87% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.55%, with a maximum rate equal to the Available
              Funds Cap and a minimum rate of 0.55% per annum.
         (4)  The pass-through rate on the Class I-A-8 Certificates with respect to the initial Interest
              Accrual Period is 0.13% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 5.45% minus LIBOR, with a maximum rate of 5.45% per annum and a minimum rate of 0.00% per annum.

The pass-through rates on the Adjustable Rate Certificates for the current and immediately preceding
Interest Accrual Period are available at the trustee's website, which may be obtained by telephoning the trustee at (800) 934-6802.

The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, based on the Stated Principal Balance of the mortgage loans immediately preceding that distribution date, of the pool strip rates on each of the mortgage loans in the related loan group. The pool strip rate on any mortgage loan in loan group I is equal to its Net Mortgage Rate minus 6.00%, but not less than 0.00%. The pool strip rate on any mortgage loan in loan group II is equal to its Net
Mortgage Rate minus 6.75%, but not less than 0.00%. As of the cut-off date, the pool strip rates on the mortgage loans in loan group I range between 0.00% and 0.670% per annum. As of the cut-off date, the pool strip rates on the mortgage loans in loan group II range between 0.00% and 1.55% per annum. The initial pass-through rates on the Class I-A-V Certificates and Class II-A-V Certificates are
approximately 0.3453% and 0.4166% per annum, respectively.

As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates, other than the Principal Only Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of any class of the
Interest Only Certificates, on the Notional Amount of that class.

Determination of LIBOR
LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual
Period for the Adjustable Rate Certificates other than the initial Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Reuters Screen
LIBOR01 page as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of that Interest Accrual Period, or the LIBOR rate adjustment date. Reuters Screen LIBOR01 page means the display designated as page LIBOR01 on the Reuters Screen or any other page as may replace
LIBOR01 page on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate as described below.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate
Principal Balance of the Adjustable Rate Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading
European banks for a period of one month in amounts approximately equal to the aggregate Certificate
Principal Balance of the Adjustable Rate Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, 5.32% per annum with respect to the Adjustable Rate Certificates; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall, after consultation with the master servicer, select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a
Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

The establishment of LIBOR by the trustee and the master servicer's subsequent calculation of the pass-through rates applicable to the Adjustable Rate Certificates for the relevant Interest Accrual
Period, in the absence of manifest error, will be final and binding.

Principal Distributions on the Senior Certificates
The holders of the Senior Certificates, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the related Available
Distribution Amount remaining after the distribution of the related Senior Interest Distribution Amount a distribution allocable to principal equal to in the case of (i) the Senior Certificates, other than the related Class A-P Certificates, the related Senior Principal Distribution Amount, and (ii) the Class A-P
Certificates, the related Class A-P Principal Distribution Amount.

After the distribution of the related Senior Interest Distribution Amount, distributions of principal on the Senior Certificates on each distribution date will be made as follows:

         (a) For the Group I Senior Certificates, prior to the occurrence of the Credit Support
         Depletion Date:

                  (i) the Class A-P Principal Distribution Amount for loan group I shall be distributed to the Class I-A-P Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                  (ii) an amount equal to the Accrual Distribution Amount shall be distributed to the
                  Class I-A-5 Certificates and Class I-A-7 Certificates, sequentially, in that order, in each case until the Certificate Principal Balance thereof has been reduced to their respective Targeted Principal Balance for that distribution date; and

                  (iii) the Senior Principal Distribution Amount for loan group I shall be distributed in the following manner and priority:

                           (A) first, to the Class R-I Certificates until the Certificate Principal
                           Balance
                           thereof has been reduced to zero;

                           (B) second, to the Class P Certificates, until the Certificate Principal
                           Balance
                           thereof has been reduced to zero; and

                           (C) third, the balance of the Senior Principal Distribution Amount for loan group I remaining after the distributions, if any, described in clause
                           (a)(iii)(B) above shall be distributed in the following manner and priority:
                                    (1) first, to the Class I-A-4 Certificates and Class I-A-9
                                    Certificates, on a pro rata basis in accordance with their respective
                                    Certificate Principal Balances, until the Certificate Principal Balances of those classes have been reduced to zero, in an amount equal to the Lockout
                                    Amount; provided, however, that if the aggregate of the amounts set forth in clauses (i) through (vi) (net of amounts set forth in clause
                                    (vii)) of the definition of Senior Principal Distribution Amount for loan group I is more than the balance of the Available Distribution
                                    Amount for loan group I remaining after the Senior Interest
                                    Distribution Amount, the Class A-P Principal Distribution Amount for
                                    loan group I and the Accrual Distribution Amount have been distributed, the amount paid to the Class I-A-4 Certificates and
                                    Class I-A-9 Certificates pursuant to this clause (a)(iii)(C)(1) shall be reduced by an amount equal to the Lockout Certificates' pro rata share of such difference relative to the aggregate Certificate
                                    Principal Balance of all of the Group I Senior Certificates, other than the Class I-A-P Certificates;

                                    (2) second, to the Class I-A-1 Certificates and Class I-A-2
                                    Certificates, sequentially, in that order, until the aggregate
                                    Certificate Principal Balance thereof has been reduced to the
                                    Aggregate Planned Principal Balance for the Class I-A-1 Certificates
                                    and Class I-A-2 Certificates for that distribution date;

                                    (3) third, to the Class I-A-5 Certificates until the Certificate
                                    Principal Balance thereof, after taking into account the distribution of the Accrual Distribution Amount, has been reduced to the Targeted
                                    Principal Balance for the Class I-A-5 Certificates for that distribution date;

                                    (4) fourth, to the Class I-A-7 Certificates until the Certificate
                                    Principal Balance thereof, after taking into account the distribution of the Accrual Distribution Amount, has been reduced to the Targeted
                                    Principal Balance for the Class I-A-7 Certificates for that distribution date;

                                    (5) fifth, to the Class I-A-3 Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                                    (6) sixth, to the Class I-A-7 Certificates without regard to the
                                    Targeted Principal Balance for the Class I-A-7 Certificates for that distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                                    (7) seventh, to the Class I-A-5 Certificates without regard to the
                                    Targeted Principal Balance for the Class I-A-5 Certificates for that distribution  ate, until the Certificate Principal Balance thereof has been reduced to zero;

                                    (8) eighth, to the Class I-A-1 Certificates and Class I-A-2
                                    Certificates, sequentially, in that order, without regard to the
                                    Aggregate Planned Principal Balance for the Class I-A-1 Certificates
                                    and Class I-A-2 Certificates for that distribution date, in each case until the Certificate Principal Balance thereof has been reduced to zero; and

                                    (9) ninth, to the Class I-A-4 Certificates and Class I-A-9
                                    Certificates, on a pro rata basis in accordance with their respective
                                    Certificate Principal  balances, in each case until the Certificate
                                    Principal Balance thereof has been reduced to zero;

         (b) For the Group II Senior Certificates, prior to the occurrence of the Credit Support
         Depletion Date:

                  (i) the Class A-P Principal Distribution Amount for loan group II shall be distributed to the Class II-A-P Certificates until the Certificate Principal Balance thereof has been reduced to
                  zero; and

                  (ii) the Senior Principal Distribution Amount for loan group II shall be distributed in the following manner and priority:

                           (A) first, to the Class R-II Certificates and Class R-III Certificates, on a
                           pro rata basis in accordance with their respective Certificate Principal
                           Balances, in each  case until the Certificate Principal Balance thereof has been reduced to zero; and

                           (B) second, the balance of the Senior Principal Distribution Amount for loan group II remaining after the distributions, if any, described in clause
                           (b)(ii)(A) above shall be distributed to the Class II-A-1 Certificates and
                           Class II-A-2 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, in each case until the Certificate
                           Principal Balance thereof has been reduced to zero; and

         (c) On any distribution date prior to the occurrence of the Credit Support Depletion Date that occurs after the reduction of the aggregate Certificate Principal Balance of the Senior
         Certificates of any Certificate Group to zero, the outstanding Senior Certificates of the other
         Certificate Group will be entitled to receive 100% of the mortgagor prepayments on the mortgage loans in the loan group related to the Senior Certificates that have been reduced to zero. Such amounts shall be treated as part of the related Available Distribution Amount and distributed as part of the related Senior Principal Distribution Amount in accordance with the priorities set forth in clauses (a)(iii) or (b)(ii) above, as applicable, in reduction of the Certificate
         Principal Balances thereof. Notwithstanding the foregoing, remaining Senior Certificates will not be entitled to receive mortgagor prepayments on the mortgage loans in the other loan group if the following two conditions are satisfied: (1) the weighted average of the Subordinate
         Percentages for both loan groups for such distribution date, weighted on the basis of the
         Stated Principal Balances of the mortgage loans in the related loan group, is at least two times the weighted average of the initial Subordinate Percentages for both loan groups, calculated on that basis and (2) the outstanding principal balance of the mortgage loans in both loan groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and
         Class B Certificates, is less than 50%.

On any distribution date prior to the Credit Support Depletion Date on which the aggregate Certificate
Principal Balance of the Senior Certificates of any Certificate Group is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group, in each case after giving effect to distributions to be made on such distribution date, (1) 100% of the mortgagor prepayments allocable to the Class M Certificates and Class B Certificates from the mortgage loans in the other loan group will be distributed to such undercollateralized Senior Certificates in accordance with the priorities set forth in clause (a)(iii) or (b)(ii) above, as applicable, in reduction of the
Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such certificates equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group and (2) an amount equal to one month's interest at a rate of (i) 6.00% per annum if such undercollateralized Senior
Certificates are Group I Senior Certificates and (ii) 6.75% per annum if such undercollateralized Senior
Certificates are Group II Senior Certificates, on the amount of such difference will be distributed, pro rata, from the Available Distribution Amount for the other loan group otherwise allocable to the Class M
Certificates and Class B Certificates, based on such amounts otherwise allocable to the Class M
Certificates and Class B Certificates, as follows: first to pay any unpaid interest on such undercollateralized Certificates and then to pay principal on those certificates in the manner described in
(1) above.
         (d) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clauses (a) and (b) above relating to principal among the related Senior Certificates will be disregarded. Instead, an amount equal to the related Class
         A-P Principal Distribution Amount or Class A-P Principal Distribution Amounts, as applicable, will be distributed to the related Class A-P Certificates, and then the applicable Senior
         Principal Distribution Amount or Senior Principal Distribution Amounts will be distributed to the related outstanding Senior Certificates, other than the Class A-P Certificates, pro rata in accordance with their respective outstanding Certificate Principal Balances.
         (e) After reduction of the Certificate Principal Balances of the Senior Certificates of a
         Certificate Group, other than the related Class A-P Certificates, to zero but prior to the
         Credit Support Depletion Date, those Senior Certificates, other than the related Class A-P
         Certificates, will be entitled to no further distributions of principal and the related
         Available Distribution Amount will be paid solely to the holders of the remaining outstanding certificates as described in this prospectus supplement.

There is no assurance that sufficient funds will be available on any distribution date to reduce
(i) the aggregate Certificate Principal Balance of the Class I-A-1 Certificates and Class I-A-2
Certificates to the Aggregate Planned Principal Balance for the Class I-A-1 Certificates and Class
I-A-2 Certificates, or that distributions will not be made in excess of those amounts for that distribution date, (ii) the Certificate Principal Balance of the Class I-A-5 Certificates to the
Targeted Principal Balance for the Class I-A-5 Certificates, or that distributions will not be made in excess of those amounts for that distribution date. or (iii) the Certificate Principal Balance of the Class I-A-7 Certificates to the Targeted Principal Balance for the Class I-A-7 Certificates, or
that distributions will not be made in excess of those amounts for that distribution date.

The Aggregate Planned Principal Balances for the Class I-A-1 Certificates and Class I-A-2
Certificates for each distribution date listed in Schedule A in the table above were calculated based on assumptions, including the assumption that prepayments of the group I loans occur each month at a constant rate of between approximately 125% PSA and 300% PSA. A prepayment assumption of 100%
PSA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of a pool of new mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% CPR per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6%
per annum. Multiples may be calculated from this prepayment rate sequence. For example, 200% PSA assumes prepayment rates of 0.4% per annum of the then outstanding principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.4% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 200% PSA assumes a constant prepayment rate of 12.0% per annum. Similarly, 300% PSA assumes prepayment rates of 0.6% per annum of the then outstanding principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.6% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 300% PSA assumes a constant prepayment rate of 18.0% per annum.

The Targeted Principal Balance for the Class I-A-5 Certificates for each distribution date listed in
Schedule B in the table above was calculated based on assumptions, including the assumption that prepayments of the group I loans occur each month at a constant rate of approximately 50% of the prepayment assumption for loan group I described in this prospectus supplement under "Certain Yield and Prepayment Considerations—Weighted Average Life".

The Targeted Principal Balance for the Class I-A-7 Certificates for each distribution date listed in
Schedule C in the table above was calculated based on assumptions, including the assumption that prepayments of the group I loans occur each month at a constant rate of approximately 65% of the prepayment assumption for loan group I described in this prospectus supplement under "Certain Yield and Prepayment Considerations—Weighted Average Life".

The performance of the mortgage loans may differ from the assumptions used in determining those balances. The Aggregate Planned Principal Balances and Targeted Principal Balances listed in the table above are final and binding regardless of any error or alleged error in making the calculations.

There can be no assurance that funds available for distributions of principal in reduction of (i) the
Certificate Principal Balances of the PAC Certificates will be sufficient or will not be in excess of amounts needed to reduce the aggregate Certificate Principal Balances of the PAC Certificates to the
related Aggregate Planned Principal Balance, as applicable, for any distribution date and (ii) the
Certificate Principal Balance of the related TAC Certificates will be sufficient or will not be in excess of amounts needed to reduce the Certificate Principal Balances of the TAC Certificates to the related
Targeted Principal Balance for any distribution date. Distributions in reduction of the Certificate
Principal Balances of the PAC Certificates and TAC Certificates may commence significantly later than would be anticipated based on the amounts shown in the table above. Distributions of principal in reduction of the aggregate Certificate Principal Balances of the PAC Certificates and the Certificate
Principal Balances of the TAC Certificates may end significantly earlier or later than would be anticipated based on the table above. See "Certain Yield and Prepayment Considerations" in this prospectus supplement for a further discussion of the assumptions used to produce the above table and the effect of prepayments on the mortgage loans on the rate of payments of principal and on the weighted average lives of those certificates.

Principal Distributions on the Class M Certificates

Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount for the related loan group remaining after:
         o the sum of (i) the Senior Interest Distribution Amount, Class A-P Principal Distribution
         Amount, Accrual Distribution Amount and Senior Principal Distribution Amount for loan group I and (ii) the Senior Interest Distribution Amount, Class A-P Principal Distribution
         Amount and Senior Principal Distribution Amount for loan group II, as applicable, is distributed;

         o reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "Advances";

         o the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates having a higher payment priority is distributed; and

         o the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed, a distribution allocable to principal in the sum of the following:

                  (i) the product of (A) that class' pro rata share, based on the aggregate
                  Certificate Principal Balance of all classes of Class M Certificates and Class B
                  Certificates then outstanding and (B) the aggregate of the following amounts, to the extent not included in the Senior Principal Distribution Amount for the related loan group:

                           (1) the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group, other than the related Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage
                           Loan in the related loan group, due during the related Due Period, whether or not received on or prior to the related determination date less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to a
                           Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                           (2) the principal portion of all proceeds of the repurchase of a mortgage loan in the related loan group or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a Discount Mortgage
                           Loan in the related loan group, as required by the pooling and servicing agreement during the preceding calendar month; and

                           (3) the principal portion of all other unscheduled collections, including
                           Subsequent Recoveries, received with respect to the related loan group during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a Discount
                           Mortgage Loan in the related loan group;

                  (ii) that class' pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding, of all amounts received in connection with the Final Disposition of a mortgage loan, other than the related Discount Fraction of those amounts with respect to a Discount
                  Mortgage Loan, (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess  Fraud Losses, Excess
                  Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

                  (iii) with respect to the mortgage loans in the related loan group, the portion of mortgagor prepayments in full made by the respective mortgagors during the related
                  Prepayment Period and the portion of partial mortgagor prepayments made by the respective mortgagors during the preceding calendar month, other than the Discount
                  Fraction of those mortgagor prepayments with respect to a Discount Mortgage Loan in that loan group, allocable to that class of Class M Certificates as described in the third succeeding paragraph;

                  (iv) if that class is the most senior class of related certificates then outstanding with a Certificate Principal Balance greater than zero, an amount equal to the Excess
                  Subordinate
                  Principal Amount allocated to the related loan group, as described in the definition of Excess Subordinate Principal Amount, if any; and

                  (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates with a lower payment priority or the Class B
                  Certificates; minus

                  (vi) the Capitalization Reimbursement Amounts for the related loan group for such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan in the related loan group, multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M Certificates, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates other than the related Class A-P Certificates, payable from the Available Distribution Amount for the related loan group without giving effect to any reductions for the Capitalization Reimbursement Amount.

References in this prospectus supplement to "payment priority" of the Class M Certificates refer to a payment priority among those classes of certificates as follows: with respect to the Class M
Certificates, first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the
Class M-3 Certificates.

As to each class of Class M Certificates, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B
Certificates have been reduced to zero, on any distribution date, with respect to the class of Class M
Certificates outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will not be distributable, except in the limited circumstances provided in the pooling and servicing agreement.

All mortgagor prepayments not otherwise distributable to the related Senior Certificates will be allocated on a pro rata basis among the class of Class M Certificates with the highest payment priority then outstanding with a Certificate Principal Balance greater than zero and each other class of Class M
Certificates and Class B Certificates for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto.

As stated above under "—Principal Distributions on the Senior Certificates," each Senior
Accelerated Distribution Percentage will be 100% during the first five years after the closing date, unless the Certificate Principal Balances of the related Senior Certificates, other than the related
Class A-P Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal
100% whenever the weighted average of the Senior Percentages for all loan groups, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan group, excluding the
Discount Fraction of the Discount Mortgage Loans, exceeds the weighted average of the initial Senior
Percentages, calculated on that basis. Furthermore, as described in this prospectus supplement, each
Senior Accelerated Distribution Percentage will exceed the related Senior Percentage during the sixth through ninth years following the closing date, and scheduled reductions to each Senior Accelerated
Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans in the related loan group. Accordingly, the Class M Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing date, unless the Certificate
Principal Balances of the related Senior Certificates (other than the related Class A-P Certificates)
have been reduced to zero before the end of such period and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments during certain periods after this five year period. See "—Principal Distributions on the Senior Certificates" in this prospectus supplement.

Allocation of Losses; Subordination
The subordination provided to the Senior Certificates by the Class B Certificates and Class M
Certificates and the subordination provided to each class of Class M Certificates by the Class B
Certificates and by any class of Class M Certificates subordinate thereto will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special
Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud
Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

         o first, to the Class B Certificates;

         o second, to the Class M-3 Certificates;

         o third, to the Class M-2 Certificates; and

         o fourth, to the Class M-1 Certificates;

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the related Class A-P
Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized
Loss until the Certificate Principal Balance of such Class A-P Certificates has been reduced to zero, and the remainder of the Realized Losses on Discount Mortgage Loans in each loan group and the entire amount of Realized Losses on Non-Discount Mortgage Loans in each loan group, will be allocated on a pro rata basis to the (i) Group I Senior Certificates, other than the Class I-A-P Certificates, in case of such Realized Losses on group I loans; provided, however, that such losses otherwise allocable to the
Class I-A-2 Certificates in an amount, in the aggregate, up to $4,005,000 and to the Class I-A-4
Certificates in an amount, in the aggregate, up to $2,706,000 will be allocated to the Class I-A-9
Certificates until the Certificate Principal Balance of the Class I-A-9 Certificates has been reduced to zero and (ii) Group II Senior Certificates, other than the Class II-A-P Certificates, in case of such
Realized Losses on group II loans; provided, however, that such losses otherwise allocable to the Class
II-A-1 Certificates will be allocated to the Class II-A-2 Certificates until the Certificate Principal
Balance of the Class II-A-2 Certificates has been reduced to zero. Investors in the Senior Certificates should be aware that because the Class M Certificates and Class B Certificates represent interests in both of the loan groups, the Certificate Principal Balances of Class M Certificates and Class B Certificates
could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in the non-related loan groups. Therefore, although Realized Losses on the Mortgage Loans in one loan group may be only be allocated to the related Senior Certificates, the allocations to the Class
M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan group will reduce the subordination provided to the Senior Certificates by the Class M Certificates and Class B
Certificates and increase the likelihood that Realized Losses may be allocated to any class of Senior
Certificates.

Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

         o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate Certificate Principal Balance of the certificates below the aggregate Stated Principal Balance of the mortgage loans; and

         o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized
         Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the related Senior Certificates described under "—Principal Distributions on the
Senior Certificates" and any class of Class M Certificates with a higher payment priority.

As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Certificates—Servicing and Administration of
Mortgage Collateral" in the prospectus. However the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the cut-off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate
Interest payable on the offered certificates will not be affected by the servicing modification.

Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the related Available
Distribution Amount as described in this prospectus supplement, which distributions shall be made first to the related Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined inthis prospectus supplement, until an amount in respect thereof has been actually disbursed to the
Senior Certificateholders or the Class M Certificateholders, as applicable.

The holders of the offered certificates will not be entitled to any additional payments with respect to
Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of
Class A-P Collection Shortfalls, to the extent of related Eligible Funds. Accordingly, the subordination provided to the Senior Certificates, other than the Class A-P Certificates, and to each class of Class M
Certificates by the respective classes of certificates subordinate thereto with respect to Realized
Losses allocated on any distribution date will be effected primarily by increasing the related Senior
Percentage, or the portion of the related pro rata share of future distributions of principal to which the
Class M Certificates are entitled of the remaining mortgage loans. Because the Discount Fraction of each
Discount Mortgage Loan will not change over time, the protection from losses provided to the Class A-P
Certificates by the Class M Certificates and Class B Certificates is limited to the prior right of the
Class A-P Certificates to receive distributions in respect of principal as described in this prospectus supplement. Furthermore, principal losses on the mortgage loans that are not covered by subordination will be allocated to the Class A-P Certificates only to the extent they occur on a Discount Mortgage
Loan in the related loan group and only to the extent of the related Discount Fraction of those losses.
The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate Principal Balance of the related Class A-P Certificates. Thus, the Senior Certificates, other than the Class A-P Certificates, will bear the entire amount of losses on mortgage loans in the related loan group that are not allocated to the Class M Certificates and Class B
Certificates, other than the amount allocable to the related Class A-P Certificates, which losses will be allocated pro rata among the (i) Class I-A Certificates (other than the Class I-A-P Certificates) and
Class R-I Certificates and, in the case of the interest portion of such Realized Loss, the Class I-A-6, Class
I-A- 8 and Class I-A-V Certificates, in the case of a Realized Loss on a mortgage loan in group I and (ii)
Class II-A Certificates (other than the Class II-A-P Certificates) and Class R-II Certificates and Class
RIII Certificates and, in the case of the interest portion of such Realized Loss, the Class II-A-V
Certificates, in the case of a Realized Loss on a mortgage loan in loan group II.

Because the Class A-P Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan in the related loan group or loan groups, on any distribution date, an amount equal to all unpaid related Class A-P Collection Shortfalls to the extent of related Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of Class M Certificates could occur under some circumstances, even if that class is not the most subordinate class of related certificates then outstanding with a Certificate Principal Balance greater than zero.

The related Senior Percentage of any Excess Special Hazard Losses, Excess Fraud Losses, Excess
Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination on Non-
Discount Mortgage Loans will be allocated on a pro rata basis among the related Senior Certificates
(other than the related Class A-P Certificates), and the remainder of such losses will be allocated on a pro rata basis among the Class M Certificates and Class B Certificates. The principal portion of these losses on Discount Mortgage Loans will be allocated to the related Class A-P Certificates in an amount equal to their related Discount Fraction, and the related Senior Percentage of the remainder of the losses on Discount Mortgage Loans will be allocated on a pro rata basis among the related Senior Certificates
(other than the Class A-P Certificates), as applicable, and thereafter, the remaining amount of such losses will be allocated on a pro rata basis among the Class M Certificates and Class B Certificates.

An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding
Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon payable from the related loan group, in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount,
Class A-P Principal Distribution Amount and Senior Principal Distribution Amount, in each case for each loan group on each distribution date, holders of the related Senior Certificates have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy the related Senior
Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal
Distribution Amount, in each case, with respect to the related loan group. Similarly, holders of the
Class M Certificates have a right to distributions of the Available Distribution Amounts prior to the rights of holders of the Class B Certificates and holders of any class of Class M Certificates with a lower payment priority.

The application of the related Senior Accelerated Distribution Percentage, when it exceeds the related Senior Percentage, to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates, other than the related Class A-P Certificates, in the aggregate relative to the actual amortization of the related mortgage loans. The Class A-P Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount
Mortgage Loan in the related loan group. To the extent that the Senior Certificates in the aggregate, other than the Class A-P Certificates, are amortized faster than the mortgage loans in their respective loan groups, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class
B Certificates, the percentage interest evidenced by the Senior Certificates in the related loan group will be decreased, with a corresponding increase in the interest in the trust evidenced by the Class M and
Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Class M Certificates and Class B Certificates
collectively. In addition, if losses on the mortgage loans in a loan group exceed the amounts described in the definition of Senior Accelerated Distribution Percentage or the conditions described in clause (c)
under "—Principal Distributions on the Senior Certificates" occur, a greater percentage of full and partial mortgagor prepayments may be allocated to the Senior Certificates in the aggregate, other than the Class A-P Certificates, than would otherwise be the case, thereby accelerating the amortization of the Senior Certificates relative to the Class M Certificates and Class B Certificates.

The priority of payments, including principal prepayments, among the Class M Certificates, as described in this prospectus supplement, also has the effect during some periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the Class M Certificates by the Class B Certificates and any class of Class M
Certificates with a lower payment priority.

The Special Hazard Amount shall initially be equal to $8,032,922. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $8,032,922, less the sum of any amounts allocated through subordination relating to Special Hazard Losses. In addition, the Special
Hazard Amount will be further reduced from time to time to an amount, if lower, that is not less than 1%
of the outstanding principal balance of the mortgage loans.

The Fraud Loss Amount shall initially be equal to $24,098,766. The Fraud Loss Amount shall be reduced over the first five years after the closing date in accordance with the terms of the pooling and servicing agreement. After the first five years after the closing date, the Fraud Loss Amount will be zero.

The Bankruptcy Amount shall initially be equal to $290,899. As of any date of determination prior to the first anniversary of the cut-off date, the Bankruptcy Amount will be equal to $290,899, less the sum of any amounts allocated through subordination for such losses up to such date of determination.
As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy
Amount will equal the excess, if any, of (1) the lesser of (a) that Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in that Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M Certificates or Class B Certificates through subordination since that anniversary.

Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

         o the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

         o either:
                  o the related mortgage loan is not in default with regard to payments due thereunder;
                  or

                  o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Subordination."

Shift Percentage
With respect to any Distribution Date occurring during the five years beginning on the first
Distribution Date, 0%.  For any Distribution date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:  for any Distribution Date in the first year thereafter,
30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any
Distribution Date thereafter, 100%.

Class I-A-3 Accrual Amount
The Class I-A-3 Accrual Amount will be an amount equal to interest accrued on the Class I-A-3
Certificates during the related interest accrual period. On each Distribution Date prior to the Class
I-A-3 Accretion Termination Date, the Class I-A-3 Accrual Amount will be distributed as principal to the
Class III-A-3 Certificates as described above and the certificate principal balance of the Class I-A-3
Certificates will be increased by such amount

Class I-A-3 Accretion Termination Date
The Class I-A-3 Accretion Termination Date will be the earlier of: (i) the date on which the class certificate principal balance of each class of the Subordinate Certificates is reduced to zero and (ii)
the Distribution Date on which the certificate principal balance of the Class I-A-3 Certificates has been reduced to zero.

Allocation of Losses
After the Class M Certificates and Class B Certificates have been reduced to zero, Realized Losses from the group I mortgage loans will be allocated pro rata amongst the Class I-A Certificates, provided however, any losses allocable to the Class I-A-4 Certificates will be allocated to the Class I-A-9
Certificates until reduced to zero and Realized Losses from the group II mortgage loans will be allocated pro rata amongst the Class II-A Certificates, provided however, any losses allocable to the
Class II-A-1 Certificates will be allocated to the Class I-A-2 Certificates until reduced to zero.

Class I-A-5 Cap Contract

The Class I-A-5 Certificates will have the benefit of an interest rate cap contract.  With respect to each distribution date beginning with the July 2007 distribution date to and including the November 2011 distribution date, the amount payable by the cap counterparty will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined under the Cap Contract) and (B) [9.10]%
over (y) [5.60]%, (ii) the Class I-A-5 Cap Contract Notional Balance as set forth in the attached
Schedule D for such distribution date, and (iii) (x) the actual number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months) divided by
(y) 360.

Class I-A-7 Cap Contract

The Class I-A-7 Certificates will have the benefit of an interest rate cap contract.  With respect to each distribution date beginning with the July 2007 distribution date to and including the May 2011 distribution date, the amount payable by the cap counterparty will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined under the Cap Contract) and (B) [8.95]%
over (y) [5.45]%, (ii) the Class I-A-7 Cap Contract Notional Balance as set forth in the attached
Schedule E for such distribution date, and (iii) (x) the actual number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months) divided by
(y) 360.

                                                Schedule A
                     Preliminary Class I-A-1 & Class I-A-2 Planned Principal Balance*

______________________________________________________________________________________________________________________________________________________________
   Period      Distribution     Planned Principal     Period       Distribution     Planned Principal      Period     Distribution Date     Planned Principal
                   Date            Balance($)                          Date            Balance($)                                               Balance($)
     1           5/25/2007       285,440,000.00         52          8/25/2011        160,765,892.90         103           11/25/2015          51,486,176.00
     2           6/25/2007       284,979,207.09         53          9/25/2011        157,910,359.14         104           12/25/2015          50,285,781.50
     3           7/25/2007       284,406,378.89         54          10/25/2011       155,073,817.84         105           1/25/2016           49,108,466.03
     4           8/25/2007       283,721,801.39         55          11/25/2011       152,256,147.18         106           2/25/2016           47,953,806.06
     5           9/25/2007       282,925,631.50         56          12/25/2011       149,457,226.11         107           3/25/2016           46,821,385.58
     6          10/25/2007       282,018,097.15         57          1/25/2012        146,676,934.38         108           4/25/2016           45,710,796.01
     7          11/25/2007       280,999,497.42         58          2/25/2012        143,915,152.52         109           5/25/2016           44,621,636.02
     8          12/25/2007       279,870,202.47         59          3/25/2012        141,171,761.84         110           6/25/2016           43,732,191.03
     9           1/25/2008       278,630,653.48         60          4/25/2012        138,446,644.45         111           7/25/2016           42,857,848.76
     10          2/25/2008       277,281,362.49         61          5/25/2012        135,739,080.65         112           8/25/2016           41,998,355.86
     11          3/25/2008       275,822,912.15         62          6/25/2012        133,219,128.26         113           9/25/2016           41,153,463.22
     12          4/25/2008       274,255,955.45         63          7/25/2012        130,716,731.66         114           10/25/2016          40,322,925.86
     13          5/25/2008       272,581,215.26         64          8/25/2012        128,231,776.27         115           11/25/2016          39,506,502.89
     14          6/25/2008       270,799,483.95         65          9/25/2012        125,764,148.26         116           12/25/2016          38,703,957.41
     15          7/25/2008       268,911,622.77         66          10/25/2012       123,313,734.53         117           1/25/2017           37,915,056.50
     16          8/25/2008       266,918,561.31         67          11/25/2012       120,880,422.74         118           2/25/2017           37,139,571.08
     17          9/25/2008       264,821,296.77         68          12/25/2012       118,464,101.28         119           3/25/2017           36,377,275.92
     18         10/25/2008       262,620,893.20         69          1/25/2013        116,064,659.24         120           4/25/2017           35,624,165.76
     19         11/25/2008       260,318,480.71         70          2/25/2013        113,681,986.48         121           5/25/2017           34,845,618.11
     20         12/25/2008       257,915,254.49         71          3/25/2013        111,315,973.56         122           6/25/2017           34,080,755.63
     21          1/25/2009       255,412,473.89         72          4/25/2013        108,966,511.74         123           7/25/2017           33,329,343.85
     22          2/25/2009       252,811,461.37         73          5/25/2013        106,633,493.02         124           8/25/2017           32,591,152.24
     23          3/25/2009       250,113,601.32         74          6/25/2013        104,372,025.15         125           9/25/2017           31,865,954.16
     24          4/25/2009       247,320,338.98         75          7/25/2013        102,126,510.70         126           10/25/2017          31,153,526.81
     25          5/25/2009       244,433,179.08         76          8/25/2013         99,896,844.51         127           11/25/2017          30,453,651.14
     26          6/25/2009       241,453,684.60         77          9/25/2013         97,682,922.13         128           12/25/2017          29,766,111.79
     27          7/25/2009       238,383,475.34         78          10/25/2013        95,484,639.79         129           1/25/2018           29,090,697.05
     28          8/25/2009       235,224,226.50         79          11/25/2013        93,301,894.39         130           2/25/2018           28,427,198.77
     29          9/25/2009       231,977,667.18         80          12/25/2013        91,134,583.53         131           3/25/2018           27,775,412.33
     30         10/25/2009       228,649,766.10         81          1/25/2014         88,982,605.45         132           4/25/2018           27,135,136.56
     31         11/25/2009       225,343,892.08         82          2/25/2014         86,845,859.09         133           5/25/2018           26,506,173.69
     32         12/25/2009       222,059,903.47         83          3/25/2014         84,724,244.03         134           6/25/2018           25,888,329.29
     33          1/25/2010       218,797,659.52         84          4/25/2014         82,617,660.51         135           7/25/2018           25,281,412.22
     34          2/25/2010       215,557,020.41         85          5/25/2014         80,526,009.44         136           8/25/2018           24,685,234.56
     35          3/25/2010       212,337,847.25         86          6/25/2014         78,556,174.14         137           9/25/2018           24,099,611.59
     36          4/25/2010       209,140,002.01         87          7/25/2014         76,617,424.27         138           10/25/2018          23,524,361.69
     37          5/25/2010       205,963,347.61         88          8/25/2014         74,716,431.01         139           11/25/2018          22,959,306.32
     38          6/25/2010       202,807,747.83         89          9/25/2014         72,852,512.89         140           12/25/2018          22,404,269.98
     39          7/25/2010       199,673,067.36         90          10/25/2014        71,025,000.24         141           1/25/2019           21,859,080.09
     40          8/25/2010       196,559,171.77         91          11/25/2014        69,233,235.02         142           2/25/2019           21,323,567.05
     41          9/25/2010       193,465,927.50         92          12/25/2014        67,476,570.59         143           3/25/2019           20,797,564.09
     42         10/25/2010       190,393,201.87         93          1/25/2015         65,754,371.56         144           4/25/2019           20,280,907.28
     43         11/25/2010       187,340,863.05         94          2/25/2015         64,066,013.54         145           5/25/2019           19,773,435.46
     44         12/25/2010       184,308,780.11         95          3/25/2015         62,410,883.01         146           6/25/2019           19,274,990.19
     45          1/25/2011       181,296,822.93         96          4/25/2015         60,788,377.10         147           7/25/2019           18,785,415.75
     46          2/25/2011       178,304,862.26         97          5/25/2015         59,197,903.45         148           8/25/2019           18,304,559.01
     47          3/25/2011       175,332,769.71         98          6/25/2015         57,849,701.72         149           9/25/2019           17,832,269.46
     48          4/25/2011       172,380,417.71         99          7/25/2015         56,527,286.03         150           10/25/2019          17,368,399.16
     49          5/25/2011       169,447,679.52         100         8/25/2015         55,230,184.76         151           11/25/2019          16,912,802.63
     50          6/25/2011       166,534,429.24         101         9/25/2015         53,957,934.66         152           12/25/2019          16,465,336.90
     51          7/25/2011       163,640,541.79         102         10/25/2015        52,710,080.72         153           1/25/2020           16,025,861.41
______________________________________________________________________________________________________________________________________________________________

                  *  The Preliminary Class I-A-1 & Class I-A-2 Planned Principal Balance Schedule will apply at  prepayment speeds between 125% to 300% PSA.
                  *  The Preliminary Class I-A-1 & Class I-A-2 Planned Principal Balance Schedule is
                     preliminary and subject to change.
                  *  All balances are subject to a variance of +/- 10%.

                                                Schedule A
                                               (Continued)
                     Preliminary Class I-A-1 & Class I-A-2 Planned Principal Balance*

______________________________________________________________________________________________________
   Period      Distribution     Planned Principal     Period       Distribution     Planned Principal
                   Date            Balance($)                          Date             Balance($)
    154          2/25/2020        15,594,237.97         185         9/25/2022         5,453,243.11
    155          3/25/2020        15,170,330.75         186         10/25/2022        5,212,301.72
    156          4/25/2020        14,754,006.23         187         11/25/2022        4,975,760.04
    157          5/25/2020        14,345,133.15         188         12/25/2022        4,743,541.00
    158          6/25/2020        13,943,582.46         189         1/25/2023         4,515,568.86
    159          7/25/2020        13,549,227.34         190         2/25/2023         4,291,769.17
    160          8/25/2020        13,161,943.08         191         3/25/2023         4,072,068.74
    161          9/25/2020        12,781,607.12         192         4/25/2023         3,856,395.67
    162         10/25/2020        12,408,098.98         193         5/25/2023         3,644,679.24
    163         11/25/2020        12,041,300.20         194         6/25/2023         3,436,849.99
    164         12/25/2020        11,681,094.38         195         7/25/2023         3,232,839.61
    165          1/25/2021        11,327,367.05         196         8/25/2023         3,032,580.98
    166          2/25/2021        10,980,005.72         197         9/25/2023         2,836,008.14
    167          3/25/2021        10,638,899.79         198         10/25/2023        2,643,056.23
    168          4/25/2021        10,303,940.57         199         11/25/2023        2,453,661.52
    169          5/25/2021        9,975,021.20          200         12/25/2023        2,267,761.38
    170          6/25/2021        9,652,036.64          201         1/25/2024         2,085,294.24
    171          7/25/2021        9,334,883.64          202         2/25/2024         1,906,199.59
    172          8/25/2021        9,023,460.70          203         3/25/2024         1,730,417.97
    173          9/25/2021        8,717,668.07          204         4/25/2024         1,557,890.93
    174         10/25/2021        8,417,407.68          205         5/25/2024         1,388,561.02
    175         11/25/2021        8,122,583.15          206         6/25/2024         1,222,371.77
    176         12/25/2021        7,833,099.71          207         7/25/2024         1,059,267.72
    177          1/25/2022        7,548,864.24          208         8/25/2024          899,194.31
    178          2/25/2022        7,269,785.19          209         9/25/2024          742,097.95
    179          3/25/2022        6,995,772.58          210         10/25/2024         587,925.97
    180          4/25/2022        6,726,737.95          211         11/25/2024         436,626.60
    181          5/25/2022        6,462,594.37          212         12/25/2024         288,148.96
    182          6/25/2022        6,203,256.38          213         1/25/2025          142,443.04
    183          7/25/2022        5,948,639.97          214         2/25/2025               0
    184          8/25/2022        5,698,662.60
______________________________________________________________________________________________________

                  *  The Preliminary Class I-A-1 & Class I-A-2 Planned Principal Balance Schedule will apply at  prepayment speeds between 125% to 300% PSA.
                  *  The Preliminary Class I-A-1 & Class I-A-2 Planned Principal Balance Schedule is
                     preliminary and subject to change.
                  *  All balances are subject to a variance of +/- 10%.

                                                Schedule B
                           Preliminary Class I-A-5 Targeted Principal Balance*

______________________________________________________________________________________________________
                                    Targeted                                               Targeted
   Period      Distribution         Principal           Period       Distribution          Principal
                   Date             Balance($)                           Date              Balance($)
     1           5/25/2007        94,797,000.00          25           5/25/2009          24,761,757.71
     2           6/25/2007        92,795,950.03          26           6/25/2009          22,986,234.92
     3           7/25/2007        90,580,598.57          27           7/25/2009          21,351,838.73
     4           8/25/2007        88,153,440.91          28           8/25/2009          19,856,348.27
     5           9/25/2007        85,517,515.12          29           9/25/2009          18,497,494.59
     6          10/25/2007        82,676,399.80          30          10/25/2009          17,268,774.82
     7          11/25/2007        79,634,209.88          31          11/25/2009          16,066,291.64
     8          12/25/2007        76,395,590.71          32          12/25/2009          14,889,663.84
     9           1/25/2008        72,965,710.24          33           1/25/2010          13,738,514.81
     10          2/25/2008        69,350,249.34          34           2/25/2010          12,612,472.54
     11          3/25/2008        65,555,390.34          35           3/25/2010          11,511,169.47
     12          4/25/2008        61,600,878.15          36           4/25/2010          10,434,242.58
     13          5/25/2008        57,812,844.03          37           5/25/2010          9,381,333.21
     14          6/25/2008        54,189,862.12          38           6/25/2010          8,352,087.06
     15          7/25/2008        50,730,444.39          39           7/25/2010          7,346,154.17
     16          8/25/2008        47,433,041.11          40           8/25/2010          $6,363,188.79
     17          9/25/2008        44,296,041.53          41           9/25/2010          5,402,849.44
     18         10/25/2008        41,317,774.54          42          10/25/2010          4,464,798.75
     19         11/25/2008        38,496,509.43          43          11/25/2010          3,548,703.50
     20         12/25/2008        35,830,456.78          44          12/25/2010          2,654,234.50
     21          1/25/2009        33,317,769.29          45           1/25/2011          1,781,066.61
     22          2/25/2009        30,956,542.80          46           2/25/2011           928,878.67
     23          3/25/2009        28,744,817.39          47           3/25/2011            97,353.39
     24          4/25/2009        26,680,578.40          48           4/25/2011                0
______________________________________________________________________________________________________

                  *  The Preliminary Class I-A-5 Targeted Principal Balance Schedule is based on a prepayment speed of 50% PPC.
                  *  The Preliminary Class I-A-5 Targeted Principal Balance Schedule is preliminary and subject to change.
                  *  All balances are subject to a variance of +/- 10%.

                                                Schedule C
                           Preliminary Class I-A-7 Targeted Principal Balance*

____________________________________________________________________________________________________________
                                      Targeted                                              Targeted
                  Distribution        Principal        Period        Distribution           Prinicpal
    Period            Date            Balance($)                         Date               Balance($)
      1            5/25/2007         50,000,000.00         29          9/25/2009          17,277,831.82
      2            6/25/2007         49,337,258.64         30         10/25/2009          16,374,457.98
      3            7/25/2007         48,574,790.51         31         11/25/2009          15,499,780.46
      4            8/25/2007         47,714,215.80         32         12/25/2009          14,653,220.15
      5            9/25/2007         46,757,592.04         33          1/25/2010          13,834,208.00
      6            10/25/2007        45,707,412.46         34          2/25/2010          13,042,184.80
      7            11/25/2007        44,566,601.94         35          3/25/2010          12,276,601.02
      8            12/25/2007        43,338,510.65         36          4/25/2010          11,536,916.70
      9            1/25/2008         42,026,905.30         37          5/25/2010          10,822,601.26
      10           2/25/2008         40,635,957.94         38          6/25/2010          10,133,133.36
      11           3/25/2008         39,170,232.44         39          7/25/2010          9,468,000.74
      12           4/25/2008         37,638,851.61         40          8/25/2010          $8,826,700.09
      13           5/25/2008         36,148,502.46         41          9/25/2010          8,208,736.90
      14           6/25/2008         34,698,395.10         42         10/25/2010          7,613,625.33
      15           7/25/2008         33,287,752.98         43         11/25/2010          7,040,888.03
      16           8/25/2008         31,915,812.73         44         12/25/2010          6,490,056.05
      17           9/25/2008         30,581,823.95         45          1/25/2011          5,960,668.68
      18           10/25/2008        29,285,048.97         46          2/25/2011          5,452,273.32
      19           11/25/2008        28,024,762.66         47          3/25/2011          4,964,425.35
      20           12/25/2008        26,800,252.27         48          4/25/2011          4,394,479.06
      21           1/25/2009         25,610,817.16         49          5/25/2011          3,946,423.29
      22           2/25/2009         24,455,768.68         50          6/25/2011          3,517,627.66
      23           3/25/2009         23,334,429.94         51          7/25/2011          3,107,678.20
      24           4/25/2009         22,246,135.61         52          8/25/2011          2,716,168.27
      25           5/25/2009         21,190,231.78         53          9/25/2011          2,342,698.51
      26           6/25/2009         20,166,075.74         54         10/25/2011          1,733,337.90
      27           7/25/2009         19,173,035.83         55         11/25/2011           823,430.64
      28           8/25/2009         18,210,491.23         56         12/25/2011                0
____________________________________________________________________________________________________________

                  *  The Preliminary Class I-A-7 Targeted Principal Balance Schedule is based on a prepayment speed of 65% PPC.
                  *  The Preliminary Class I-A-7 Targeted Principal Balance Schedule is preliminary and subject to change.
                  *  All balances are subject to a variance of +/- 10%.

                                                Schedule D
                                  Preliminary Class I-A-5 Cap Schedule*

______________________________________________________________________________________________________________________________________________________
      Period            Distribution Date           Notional Balance ($)           Period             Distribution Date          Notional Balance ($)
        1                   7/25/2007                 92,795,950.03                 25                   7/25/2009                   22,986,234.92
        2                   8/25/2007                 90,580,598.57                 26                   8/25/2009                   21,351,838.73
        3                   9/25/2007                 88,153,440.91                 27                   9/25/2009                   19,856,348.28
        4                  10/25/2007                 85,517,515.12                 28                  10/25/2009                   18,497,494.60
        5                  11/25/2007                 82,676,399.80                 29                  11/25/2009                   17,268,774.82
        6                  12/25/2007                 79,634,209.88                 30                  12/25/2009                   16,066,291.65
        7                   1/25/2008                 76,395,590.71                 31                   1/25/2010                   14,889,663.84
        8                   2/25/2008                 72,965,710.24                 32                   2/25/2010                   13,738,514.82
        9                   3/25/2008                 69,350,249.35                 33                   3/25/2010                   12,612,472.54
        10                  4/25/2008                 65,555,390.35                 34                   4/25/2010                   11,511,169.47
        11                  5/25/2008                 61,600,878.15                 35                   5/25/2010                   10,434,242.59
        12                  6/25/2008                 57,812,844.03                 36                   6/25/2010                   9,381,333.21
        13                  7/25/2008                 54,189,862.13                 37                   7/25/2010                   8,352,087.07
        14                  8/25/2008                 50,730,444.40                 38                   8/25/2010                   7,346,154.17
        15                  9/25/2008                 47,433,041.12                 39                   9/25/2010                   6,363,188.80
        16                 10/25/2008                 44,296,041.53                 40                  10/25/2010                   5,402,849.44
        17                 11/25/2008                 41,317,774.55                 41                  11/25/2010                   4,464,798.75
        18                 12/25/2008                 38,496,509.44                 42                  12/25/2010                   3,548,703.50
        19                  1/25/2009                 35,830,456.78                 43                   1/25/2011                   2,654,234.50
        20                  2/25/2009                 33,317,769.29                 44                   2/25/2011                   1,781,066.62
        21                  3/25/2009                 30,956,542.80                 45                   3/25/2011                    928,878.67
        22                  4/25/2009                 28,744,817.40                 46                   4/25/2011                     97,353.40
        23                  5/25/2009                 26,680,578.41                 47                   5/25/2011                         0
        24                  6/25/2009                 24,761,757.71
______________________________________________________________________________________________________________________________________________________

                  *   The Preliminary Class I-A-5 Cap Schedule is preliminary and subject to change.
                  *   All balances are subject to a variance of +/- 10%.

                                                Schedule E
                                  Preliminary Class I-A-7 Cap Schedule*

______________________________________________________________________________________________________________________________________________________
      Period            Distribution Date           Notional Balance ($)           Period             Distribution Date          Notional Balance ($)
        1                   7/25/2007                 49,337,258.64                 23                   5/25/2009                   22,246,135.61
        2                   8/25/2007                 48,574,790.51                 24                   6/25/2009                   20,834,059.78
        3                   9/25/2007                 47,714,215.80                 25                   7/25/2009                   19,291,600.50
        4                  10/25/2007                 46,757,592.04                 26                   8/25/2009                   17,804,614.46
        5                  11/25/2007                 45,707,412.46                 27                   9/25/2009                   16,371,888.74
        6                  12/25/2007                 44,566,601.94                 28                  10/25/2009                   14,992,233.71
        7                   1/25/2008                 43,338,510.65                 29                  11/25/2009                   13,664,482.70
        8                   2/25/2008                 42,026,905.30                 30                  12/25/2009                   12,387,491.54
        9                   3/25/2008                 40,635,957.94                 31                   1/25/2010                   11,160,138.13
        10                  4/25/2008                 39,170,232.44                 32                   2/25/2010                   9,981,322.11
        11                  5/25/2008                 37,638,851.61                 33                   3/25/2010                   8,849,964.39
        12                  6/25/2008                 36,148,502.46                 34                   4/25/2010                   7,765,006.85
        13                  7/25/2008                 34,698,395.10                 35                   5/25/2010                   6,725,411.90
        14                  8/25/2008                 33,287,752.98                 36                   6/25/2010                   5,730,162.10
        15                  9/25/2008                 31,915,812.73                 37                   7/25/2010                   4,778,259.89
        16                 10/25/2008                 30,581,823.95                 38                   8/25/2010                   3,868,727.11
        17                 11/25/2008                 29,285,048.97                 39                   9/25/2010                   3,000,604.74
        18                 12/25/2008                 28,024,762.66                 40                  10/25/2010                   2,172,952.51
        19                  1/25/2009                 26,800,252.27                 41                  11/25/2010                   1,384,848.56
        20                  2/25/2009                 25,610,817.16                 42                  12/25/2010                    635,389.15
        21                  3/25/2009                 24,455,768.68                 43                   1/25/2011                         0
        22                  4/25/2009                 23,334,429.94
______________________________________________________________________________________________________________________________________________________

                  *   The Preliminary Class I-A-7 Cap Schedule is preliminary and subject to change.
                  *   All balances are subject to a variance of +/- 10%.

                                 FOR ADDITIONAL INFORMATION PLEASE CALL:

______________________________________________________________________________________________________________________
                                                Deutsche Bank Securities
______________________________________________________________________________________________________________________

    MBS Trading
    Mark Ginsberg                                                 212-250-2669
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    MBS Banking
    Susan Valenti                                                 212-250-3455
    Ernie Calabrese                                               212-250-5859
    Kathie Peng                                                   212-250-7259

    MBS Structuring
    Kevin Leibowitz                                               212-250-6004

    MBS Analytics
    Alex Lee                                                      212-250-7826
    Unjoo Choi                                                    212-250-5325
______________________________________________________________________________________________________________________